UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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FIRST NORTHWEST BANCORP

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LETTER FROM OUR PRESIDENT AND CEO

April 15, 2021

DEAR SHAREHOLDER:

On behalf of the Board of Directors and management of First Northwest Bancorp, we are pleased to invite you to the 2021 Annual Meeting of Shareholders. This year’s meeting will be held virtually at 4:00 p.m. (Pacific Time) on Tuesday, May 25, 2021. While hoped to hold an in-person meeting this year, the ongoing pandemic forced us to limit this year’s meeting to virtual-only. We hope to return to an in-person, or hybrid, meeting format for the 2022 Annual Meeting of Shareholders.

The attached Proxy Statement discusses each matter expected to be voted on at the Annual Meeting of Shareholders in depth. The Board of Directors and management team encourage you to attend the meeting virtually. In addition to voting on the proposed items, you will have the opportunity to hear a brief report on current operations and have your questions and comments addressed afterward. Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

As we are all keenly aware, the past year has presented unprecedented social and business challenges around the world. We are humbled and appreciative of the opportunities First Northwest Bancorp has had during these complex times to support our communities and help overcome the difficulties they face. During these challenging times, the Board and executive leadership worked to ensure that First Northwest Bancorp upheld its commitments to our employees, customers, the communities we serve, and of course our shareholders. With a focus on supporting these stakeholders, First Northwest Bancorp leveraged strong positions to produce another record year for financial performance and delivered strong results for our shareholders. In seeking to also support shareholder perspectives, our Board Chair and members of management engaged with a cross-section of shareholders, and the feedback from those conversations helped inform the Board’s decision to ask for shareholder approval to declassify the Board of Directors and provide for the annual election of all directors beginning in 2022.

As our communities begin to advance and recover this year, your Board of Directors and management team look forward to demonstrating our commitment to the long-term interests of our broad array of stakeholders, and the continued success of First Northwest Bancorp. We appreciate your confidence and support and look forward to the meeting.

Sincerely,

Matthew P. Deines President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of First Northwest Bancorp (the “Board”) is using this Proxy Statement to solicit proxies from our shareholders for use at our 2021 Annual Meeting of Shareholders. We first provided electronic access to this Proxy Statement, a form of proxy card, and our Annual Report to our shareholders on or about April 15, 2021.

Meeting date: May 25, 2021	Record date:	March 26, 2021

Meeting time: 4:00 p.m. (Pacific Time)	Meeting Place:	www.proxydocs.com/FNWB

Due to concerns about containing the spread of the novel coronavirus, this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares, and submit your questions electronically prior to and during the meeting by visiting www.proxydocs.com/FNWB on the meeting date at the time described in the accompanying proxy statement.

Annual Meeting Business

PROPOSAL 1 - Election of one director to serve a one-year term and three directors to each serve a three-year term;

PROPOSAL 2 - Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp, which includes declassification of the Board of Directors to provide for annual re-election of all directors;

PROPOSAL 3 - An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement;

PROPOSAL 4 - An advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two, or three years; and

PROPOSAL 5 - Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.

YOUR VOTE IS IMPORTANT. We urge you to read this Proxy Statement carefully. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote promptly through the Internet, by telephone, or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form, will save us the expense and extra work of additional solicitation. If you are a shareholder of record and vote at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors

Allison R. Mahaney

Corporate Secretary and Assistant General Counsel

Port Angeles, Washington

April 15, 2021

The information provided in this Proxy Statement relates to First Northwest Bancorp and its wholly owned subsidiary, First Federal Savings and Loan Association of Port Angeles. First Northwest Bancorp may also be referred to as “First Northwest” and First Federal Savings and Loan Association of Port Angeles may also be referred to as “First Fed” or the “Bank.” References to “we,” “us,” and “our” refer to First Northwest and, as the context requires, First Fed.

2021 PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider before casting your vote. Please read this entire Proxy Statement carefully before voting. We provided electronic access to our proxy materials beginning on or about April 15, 2021. On or about April 15, 2021, we mailed to our shareholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement and our Annual Report via the Internet and how to vote online.

Information About the Annual Meeting

TIME 4:00 p.m. (Pacific Time)	DATE Tuesday May 25, 2021	LOCATION Annual Meeting to be held live via the Internet

BY INTERNET www.proxydocs.com/FNWB	BY PHONE 1-866-256-0967	BY MAIL Mark, sign and date your proxy card

Matters to be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1	Election of one director to serve a one-year term and three directors to each serve a three-year term;	FOR each nominee	7

Proposal 2	Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp, which includes declassification of the Board of Directors to provide for annual re-election of all directors;	FOR	14

Proposal 3	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement;	FOR	28

Proposal 4	An advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two, or three years; and	ONE YEAR	29

Proposal 5	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.	FOR	31

2021 PROXY STATEMENT    1

2020 Business Highlights

First Northwest Bancorp reported record annual profits in 2020 which contributed to increased earnings per share. We continue to focus on growing our services and footprint to better serve our customers and communities across Western Washington.

Board Directors and Nominees

NAME	GENDER	AGE AS OF DECEMBER 31, 2020	YEAR FIRST ELECTED OR APPOINTED DIRECTOR	TERM TO EXPIRE (ASSUMING REELECTION)

Board Nominees

Sherilyn G. Anderson	Female	61	2020	2022

David A. Blake	Male	72	2005	2024

Craig A. Curtis	Male	60	2014	2024

Norman J. Tonina, Jr.	Male	56	2013	2024

Directors Continuing in Office

Dana D. Behar	Male	58	2015	2022

Cindy. H. Finnie	Female	70	2012	2022

Matthew P. Deines	Male	47	2019	2023

Stephen E. Oliver	Male	72	2001	2023

Jennifer Zaccardo	Female	68	2011	2023

Directors’ Core Competencies,

Out of 9 Directors

2    FIRST NORTHWEST BANCORP

ESG SUMMARY

OUR ENVIRONMENTAL COMMITMENT

First Northwest Bancorp is committed to Environmental Responsibility and our Nominating and Corporate Governance Committee oversees compliance with all company, local, and federal standards. We integrate responsible environmental practices into our overall business strategy, and we strive for operations that ensure the health and safety of our workforce. We are actively deploying and updating strategies to reduce and reuse waste in our business practices including:

•  Companywide recycling programs

•  Use of e-records and e-signing technology resulting in:

–   Paper waste reduced by approximately 1,800 pounds

–   Carbon emissions reduced by over 25,000 pounds

–   Water consumption reduced by approximately 32,000 gallons

OUR SOCIAL COMMITMENT

We are committed to supporting our employees and our communities. We know that good corporate citizenship is key to driving positive change and improving the lives of our people, our customers, our employees, and our communities. Some of our recent workforce investment highlights include:

•  Established a companywide minimum wage of $16 per hour

•  35% of our senior team is female

•  Prioritized employee safety and support during the pandemic

•  Launched an employee-led DEI team to promote a diverse, equitable, and inclusive work environment for all employees

OUR GOVERNANCE COMMITMENT

We are committed to excellence in corporate governance practices. Our staff works closely with the Board of Directors and committees to continually review and improve our policies. Our emphasis on a culture of accountability is foundational and our team ethically manages our operations for the long-term benefit of our people, our customers, our employees, and our communities. Some of our recent governance highlights include:

•  Appointed our third female director

•  Board recommended declassified director tenure

•  Formalized policies to increase diversity and social responsibility companywide

2021 PROXY STATEMENT    3

Corporate Citizenship

Our Board takes great pride in First Northwest’s commitment to supporting strong, sustainable communities in our service area. This commitment to good corporate citizenship is evident in many of First Northwest’s community programs. In 2020, our Board pushed corporate citizenship one step further by undertaking to share our ongoing, internal commitment with stakeholders. In doing so, the Board passed the Diversity, Equity, and Inclusion (“DEI”) Policy, providing structure for formalized, internal DEI programming and reporting. Additionally, the Board passed a standalone Environmental, Social, and Governance (“ESG”) Policy in early 2021, mandating Board level oversight and reporting of our ESG practices and planning. Please visit our Investor Relations webpage at https://investor.ourfirstfed.com for policy details as well as additional information and updates on our ESG commitment.

Our COVID-19 Response

The novel coronavirus pandemic of 2020 presented a unique opportunity for First Northwest through First Fed to demonstrate our commitment to our employees and communities. Our initial pandemic response efforts prioritized ensuring the safety of our employees and customers, as well as continuing to provide essential services to our customers. This effort resulted in shifting 88% of our workforce to remote work and limiting or transitioning branch operations to virtual services which provide remote access to live tellers and basic banking services. Additionally, we provided each employee (CEO, Executive Vice Presidents, and Senior Vice Presidents excluded) a pandemic bonus as recognition for their continued efforts to support our customers, our communities, and their coworkers. Bonuses were based on pay status and amounted to a $3.00 per hour increase for hourly employees from March 29, 2020, through April 24, 2020, or a one-time $500 bonus for qualifying salaried employees.

As a bank holding company, we also had an opportunity to support our larger community through thoughtful lending practices at the Bank, including deferred payments and issuing small business loans to provide financial security for customers. We processed over $177 million in commercial and mortgage loan deferrals in 2020. As of December 31, 2020, approximately 98% of these customers were able to resume payment of their loan obligations. Furthermore, we initiated new small business loans under the Paycheck Protection Program and, in doing so, provided over $32.2 million in financial support to 515 local small businesses in 2020.

4    FIRST NORTHWEST BANCORP

Principal Shareholders

Persons and groups beneficially owning more than five percent of First Northwest’s outstanding shares of common stock (“5% Beneficial Owners”) are required to file reports with the Securities and Exchange Commission (the “SEC”) disclosing their ownership. The following table lists all 5% Beneficial Owners known to management as of the record date for the Annual Meeting, March 26, 2021 (the “Record Date”):

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF SHARES OUTSTANDING (%)

First Northwest Bancorp Employee Stock Ownership Plan 105 W. Eighth Street Port Angeles, Washington 98362	1,022,773	[1]	10.0

FMR LLC 245 Summer Street Boston, Massachusetts 02110	798,108	[2]	7.8

Private Capital Management, LLC 8889 Pelican Bay Boulevard, Suite 500 Naples, Florida 34108	676,452	[3]	6.6

First Federal Community Foundation[4] 105 W. Eighth Street Port Angeles, Washington 98362	603,423		5.9

1

As of the Record Date, the ESOP had sole voting power as to 767,522 shares, shared voting power with respect to 255,251 shares, and sole dispositive power with respect to 1,022,773 shares. The ESOP provides for pass-through voting as to shares allocated to ESOP participants. The trustee for the ESOP will vote all shares as to which participants have not provided voting instructions in the same proportions as the shares as to which the trustee received timely instructions from participants.

2

Based on information contained in the schedule 13G/A filed on February 8, 2021, reporting shared voting and dispositive power as to all shares by FMR LLC and Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR LLC.

3

Based on information contained in the schedule 13G/A filed on February 5, 2021, reporting sole voting and dispositive power as to 180,547 shares and shared voting and dispositive power as to 495,905 shares.

4

We established the First Federal Community Foundation in connection with the mutual to stock conversion of First Fed in 2015 to further our commitment to the local community. Shares of common stock held by the Foundation as of the Record Date will be voted in the same proportions as all shares of common stock voted on all proposals by First Northwest’s other shareholders.

Beneficial Ownership by Directors and Named Executive Officers

The following table sets forth information, as of the Record Date, regarding share ownership of our directors and director nominees, each current or former executive officer of First Northwest or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (referred to as “named executive officers”), and all current directors and executive officers of First Northwest and its subsidiaries as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting or dispositive power with respect to those shares. Therefore, the table below includes shares held by spouses, by other immediate family members in trust, in retirement accounts or funds for the benefit of the named individuals, and in the ESOP and 401(k) Plan.

2021 PROXY STATEMENT    5

As of the Record Date, there were 10,200,745 shares of First Northwest common stock outstanding.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF SHARES OUTSTANDING (%)

Directors

Sherilyn G. Anderson	4,930	[1]	*

Dana D. Behar	25,023	[2]	*

David A. Blake	26,324	[3]	*

Craig A. Curtis	24,695	[4]	*

Cindy H. Finnie	30,052	[5]	*

Stephen E. Oliver	24,006	[6]	*

Norman J. Tonina, Jr.	29,746	[7]	*

Jennifer Zaccardo	32,752	[8]	*

Named Executive Officers

Matthew P. Deines**	76,177	[9]	*

Kelly A. Liske	41,214	[10]	*

Christopher J. Riffle	35,797	[11]	*

All current directors and executive officers as a group (15 persons)	466,579	[12]	4.6

*	Less than one percent of shares outstanding.
**	Mr. Deines is also a Director of First Northwest.
1	Includes 4,930 shares of restricted stock as to which Ms. Anderson has voting power.
2	Includes 14,520 shares held jointly with spouse and 3,252 shares of restricted stock as to which Mr. Behar has voting power.
3	Includes 5,052 shares of restricted stock as to which Mr. Blake has voting power.
4	Includes 6,340 shares held jointly with spouse and 5,052 shares of restricted stock as to which Mr. Curtis has voting power.
5	Includes 5,052 shares of restricted stock as to which Ms. Finnie has voting power.
6	Includes 7,830 shares held jointly with spouse and 5,052 shares of restricted stock as to which Mr. Oliver has voting power.
7	Includes 5,052 shares of restricted stock as to which Mr. Tonina has voting power.
8	Includes 13,300 shares held jointly with spouse and 5,052 shares of restricted stock as to which Ms. Zaccardo has voting power.
9	Includes 36,099 shares of restricted stock as to which Mr. Deines has voting power and 2,587 shares held in the 401(k) Plan.
10

Includes 11,906 shares of restricted stock as to which Ms. Liske has voting power, 100 shares held as custodian for minors of which Ms. Liske disclaims beneficial ownership, 3,449 units held in the 401(k) Plan, and 6,755 shares held in the ESOP. The units consist of shares of First Northwest common stock and a liquidity cash component.

11	Includes 25,786 shares of restricted stock as to which Mr. Riffle has voting power, and 1,919 shares held in the ESOP.
12

Includes a total of 85,763 shares of restricted stock as to which four additional executive officers have voting power, as well as 3,167 units held in the 401(k) Plan, and 3,372 shares held in the ESOP for their account. The units consist of shares of First Northwest common stock and a liquidity cash component.

6    FIRST NORTHWEST BANCORP

PROPOSAL 1:

Election of Directors

Our Board of Directors (the “Board”) consists of nine members and, in accordance with our current Articles of Incorporation, is divided into three classes. One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. If Proposal 2 is approved, our Articles of Incorporation will be amended to provide for annual election of all directors and therefore, beginning in 2022, all directors will be elected for one-year terms. The table below sets forth information regarding each director of First Northwest and each nominee for director. All nominees and continuing directors are also directors of First Fed.

In September 2020, David A. Flodstrom retired from our Board and Sherilyn G. Anderson was appointed to serve until the next annual meeting of shareholders. In accordance with the Board’s classified structure provided in our current Articles of Incorporation, Ms. Anderson has been nominated for a one-year term to complete the three-year term of her current position.

The Nominating and Corporate Governance Committee of the Board selects nominees for election as directors and presents its nominees to the Board for consideration. All nominees currently serve as First Northwest directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified in the table below. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

Directors are elected by a plurality of the votes cast, individually or by proxy, at the Annual Meeting by holders of First Northwest common stock. Accordingly, the four nominees for election as directors who receive the highest number of votes cast will be elected. Our Articles of Incorporation do not permit shareholders to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the four nominees receiving the greatest number of votes will be elected.

NAME	GENDER	AGE AS OF DECEMBER 31, 2020	YEAR FIRST ELECTED OR APPOINTED DIRECTOR[1]	TERM TO EXPIRE (ASSUMING REELECTION)[2]

Board Nominees

Sherilyn G. Anderson	Female	61	2020	2022	[3]

David A. Blake	Male	72	2005	2024

Craig A. Curtis	Male	60	2014	2024

Norman J. Tonina, Jr.	Male	56	2013	2024

Directors Continuing in Office

Dana D. Behar	Male	58	2015	2022

Cindy. H. Finnie	Female	70	2012	2022

Matthew P. Deines	Male	47	2019	2023

Stephen E. Oliver	Male	72	2001	2023

Jennifer Zaccardo	Female	68	2011	2023

1	For years prior to 2015, includes service on the Board of Directors of First Fed.
2	If Proposal 2 is approved, the Amended and Restated Articles of Incorporation and Bylaws of First Northwest will provide for annual election of all directors beginning in 2022.
3	Ms. Anderson has been nominated for a one-year term to complete the three-year term of her current position.

2021 PROXY STATEMENT    7

Director Qualifications and Experience. The following table identifies the experience, qualifications, attributes and skills the Nominating and Corporate Governance Committee considered in making its decision to nominate directors to our Board. The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.

EXPERIENCE AND ATTRIBUTES	ANDERSON		BEHAR		BLAKE	CURTIS	DEINES		FINNIE		OLIVER	TONINA		ZACCARDO

Corporate Strategy. Experience developing and executing long-term strategic plans to encourage innovation and growth.		✓		✓	✓	✓		✓		✓	✓		✓		✓

Financial Industry. Financial services or related industry experience and proven knowledge of key customers and/or associated risks.		✓		✓				✓		✓	✓				✓

Financial Acumen. Experience or expertise in financial accounting and reporting or the financial management of a major organization.		✓		✓				✓					✓		✓

Highly Regulated Industry. Experience in a highly regulated industry, such as financial services, gaming, healthcare, pharmaceuticals, etc.		✓				✓		✓		✓	✓				✓

Risk Management. Experience assessing and mitigating significant competitive, regulatory, legal, or technological risks across an enterprise.		✓				✓		✓		✓	✓				✓

Public Company. Past or present board member or executive of another publicly-traded company.				✓				✓		✓			✓

Leadership. Past or present Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer, Chief Operating Officer, or similar executive experience.		✓		✓	✓	✓		✓			✓		✓		✓

Operations Management. Experience or expertise in managing the operations of a business or major organization.		✓			✓			✓		✓			✓		✓

Technology. Understanding of information technology systems and development and/or information security, whether through academia or experience.							✓					✓		✓

Corporate Finance. Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking.	✓		✓				✓

Gender Diversity. Contributes to the Board’s gender diversity.	✓								✓					✓

Racial and Ethnic Diversity. Contributes to the Board’s racial and ethnic diversity.			✓

8    FIRST NORTHWEST BANCORP

Information Regarding Nominees for Election and Continuing Directors. Set forth below is the principal occupation and other business experience, during at least the last five years, of each nominee for director and each continuing director.

SHERILYN G. ANDERSON Age: 61 Director since: 2020 Committees: Audit Compensation

Sherilyn G. Anderson is the CFO of Betacom Incorporated, which delivers dynamic, turnkey solutions to help mobile network operators plan, design, build, upgrade, and manage their networks. Prior to joining Betacom in February 2021, Ms. Anderson was the CFO of glassybaby, a Seattle-based producer and nationwide retailer of hand-blown glassware, and a pioneer in social venture enterprise, from October 2017 to June 2020. During her 20-year investment banking career, Ms. Anderson led over $6 billion of capital market transactions and over $1 billion of bank credit transactions on behalf of governmental entities.

Director Qualifications:

Ms. Anderson served as Director at Wells Fargo Securities from May 2012 to August 2017 and as Vice President and Director in public finance at UBS, successfully creating and growing both companies’ public finance investment banking practices in West Coast. She serves on the Executive Committee, and as Treasurer and Chair of the Finance Committee, of the Pacific Science Center, a nonprofit science museum in Seattle, and as Treasurer of the Ethical Apparel Africa Foundation. Ms. Anderson holds an MBA from Harvard Business School, and a B.S. in industrial engineering from Stanford University.

2021 PROXY STATEMENT    9

DANA D. BEHAR Age: 58 Director since: 2015 Committees: Audit

Dana D. Behar has been the owner of Discovery Bay Investments, LLC, a private equity investment firm based in Seattle, Washington, and focused on agricultural land and real estate, since 2015. Prior to that, Mr. Behar worked at HAL Real Estate Investments Inc., a private equity real estate investment entity based in Seattle, Washington, for 23 years, serving as President and Chief Executive Officer from 2005 until 2015.

Director Qualifications:

Mr. Behar previously worked in brand management at Procter & Gamble, served as Director of Marketing for the retail chain Egghead Software, and was a management consultant with the Wharton Small Business Development Center. He is active in his community, having served as a board member of Community Roots Housing and the Forterra Strong Communities Fund, and currently serving as a trustee of the Samis Foundation. Mr. Behar has a Bachelor of Arts degree in business with a concentration in finance from the University of Washington and a Master of Business Administration degree with a concentration in finance from the Wharton School of the University of Pennsylvania.

DAVID A. BLAKE Age: 72 Director since: 2005 Committees: Audit Nominating and Corporate Governance (Chair)

David A. Blake is the Chief Operations Officer of Blake Sand and Gravel, a producer of washed sand and aggregate and crushed rock, and the Secretary and Treasurer of Blake Tile & Stone, a landscaping and tile supplier.

Director Qualifications:

Mr. Blake joined the family business in 1969 and served as President and Chief Executive Officer from 1980 until 2010. He is a board member of the Albert Haller Foundation and the Olympic Medical Foundation and served on the Sequim School Board of Directors for 31 years. Mr. Blake earned an Associate of Arts degree from Peninsula College.

10    FIRST NORTHWEST BANCORP

CRAIG A. CURTIS Age: 60 Director since: 2014 Committees: Nominating and Corporate Governance

Craig A. Curtis is a Partner and Director of Emerging Building Technologies with Mithun, a multi-disciplinary design firm with offices in Seattle, San Francisco and Los Angeles. Mr. Curtis oversees the firm’s commitment to forward looking industry evolution including mass timber, pre-fabrication and offsite construction. Prior to joining Mithun in November 2020, Mr. Curtis served as Chief Architect with Katerra, Inc., a vertically integrated startup founded by Silicon Valley entrepreneurs to reinvent the way buildings are delivered by leveraging technology, supply chains, and off-site factory prefabrication.

Director Qualifications:

Mr. Curtis was responsible for the development of Katerra’s building platforms and led the launch of the company’s mass timber design division, including North America’s largest cross-laminated timber factory. Prior to joining Katerra, Mr. Curtis was employed by The Miller Hull Partnership for 30 years and served as a partner from 1994 until 2016. In 2004, Miller Hull was awarded the American Institute of Architects (AIA) National Firm Award, and in 2008, Mr. Curtis was elected to the AIA College of Fellows, a distinction awarded to approximately 3% of its members. Mr. Curtis serves as the Chairperson of the First Fed Loan and Asset Quality Committee. He has degrees in Architecture and Construction Management from Washington State University and has served on committees for the North Kitsap School District and Suquamish Community Advisory Council.

MATTHEW P. DEINES Age: 47 Director since: 2019 Committees: None

Matthew P. Deines became President and Chief Executive Officer (“CEO”) of First Fed in August 2019, and was elected President, CEO, and Director of First Northwest on December 5, 2019. In over 18 years of banking he has experience in a variety of areas, including strategic planning and acquisitions, investor relations, financial reporting, and digital banking, as well as operations, payments, internal controls, and board governance.

Director Qualifications:

Mr. Deines served as Executive Vice President and Chief Financial Officer (“CFO”) of Liberty Bay Bank from November 2018 until May 2019. Prior to that, he began work at Sound Community Bank as its CFO in February 2002 and was promoted to Executive Vice President in January 2005. In 2008, Mr. Deines also became Executive Vice President, CFO, and Corporate Secretary of the newly incorporated Sound Financial, Inc., the predecessor to Sound Financial Bancorp, Inc. (“SFBC”). He held these roles at Sound Community Bank and SFBC until March 2018. In 2000, he received his Washington Certified Public Accountant certificate, currently inactive, while working for O’Rourke, Sacher & Moulton, LLP. Mr. Deines has been a conference speaker and instructor for the Washington Bankers Association and is actively involved with several non-profit organizations.

2021 PROXY STATEMENT    11

CINDY H. FINNIE Age: 70 Director since: 2012 Committees: Audit Compensation (Chair) Nominating and Corporate Governance Executive

Cindy H. Finnie is the co-owner and President of Rainshadow Properties, Inc., an award-winning boutique hotel and property management company that she co-founded in 1995.

Director Qualifications:

Ms. Finnie retired in 2011 from Allstate Insurance Company after 38 years of leadership experience. Her range of responsibilities included property and casualty underwriting, sales leadership, business development, and financial management. She was recognized in the company as an expert in developing insurance agencies and was the second person in company history to achieve the top sales leadership award. She currently serves as Past Chair of the Fort Worden PDA, Secretary of the Fort Worden Foundation, Director of the First Federal Community Foundation, and a member of the Port Townsend Lodging Tax Advisory Council. Past non-profit leadership positions include Board Chair of Centrum, an arts and education organization, and Director of the Jefferson County Community Foundation. Ms. Finnie was also appointed by the Governor to serve on the Washington State Arts Commission, which she chaired for three years. Ms. Finnie has a Bachelor of Arts degree from the University of Colorado.

STEPHEN E. OLIVER Age: 72 Director since: 2001 Committees: Audit Compensation Nominating and Corporate Governance Executive

Stephen E. Oliver has served as Chairperson of the Board since January 2015. Mr. Oliver is a retired attorney with over 35 years of experience in the areas of banking, real estate development, environmental and municipal law.

Director Qualifications:

Mr. Oliver owned and operated the legal consulting firm S.E. Oliver, Inc. from 2010 until his retirement in 2014. Prior to starting his consulting firm, Mr. Oliver was a stockholder in the Platt Irwin Law Firm (which served as general counsel to First Fed through 2017), serving as President from 1991 through 2009. Mr. Oliver serves as President of the Board of Directors of the Northwest Maritime Center located in Port Townsend, Washington, and previously served as President of the Board of Directors of the Olympic Medical Center Foundation located in Port Angeles, Washington. Much of Mr. Oliver’s professional activity was devoted to assessing risk in banking and real estate development transactions, as well as general litigation risk. He has served on bank boards continuously since 2001 and, in that capacity, has chaired both Audit Committee and First Fed Loan and Asset Quality Committee for extended periods. Mr. Oliver earned a Bachelor of Arts, cum laude, with distinction in Economics and a Juris Doctorate, Order of the Coif, from the University of Washington.

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NORMAN J. TONINA, JR. Age: 56 Director since: 2013 Committees: Compensation Nominating and Corporate Governance

Norman J. Tonina, Jr. has been a member of the Fort Worden Public Development Authority since 2011 and currently serves as its Co-Chair. Mr. Tonina also serves as President of the First Federal Community Foundation and as an adjunct faculty member in Seattle Pacific University’s graduate program in Industrial and Organizational Psychology since 2011. He most recently worked at Grameen Foundation, a non-governmental organization focused on enabling the poor to create a world without poverty, where he served as an advisor to the Chief Executive Officer and Board of Directors and as its Chief Human Resources Officer from 2010 to 2012.

Director Qualifications:

Mr. Tonina began his career at Digital Equipment Corporation in 1987 and joined Microsoft Corporation as a finance manager, rising to become Senior Director of Finance for Microsoft’s Platforms and Applications business. In 1999, he transitioned to Human Resources, where he directed strategic global Human Resources initiatives in the areas of culture, leadership, and talent. Mr. Tonina earned his Bachelor of Arts degree in Business Administration from Northeastern University, a certificate in Human Resources from the University of Michigan, and a Master’s degree in Organizational Psychology from Antioch University.

JENNIFER ZACCARDO Age: 68 Director since: 2011 Committees: Audit (Chair) Nominating and Corporate Governance Executive

Jennifer Zaccardo is President and Tax Partner of Baker, Overby & Moore Inc., P.S., a public accounting firm with which she has been affiliated since 1983. She is a Certified Public Accountant with particular expertise in the timber industry and small business financial reporting and taxation. Ms. Zaccardo is a member of the Washington Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Director Qualifications:

Ms. Zaccardo is a past president and treasurer of the Peninsula College Foundation Board of Governors and served on the Quillayute Valley School Board of Directors for 10 years. Ms. Zaccardo earned a Bachelor of Science degree in Forest Resources and a Bachelor of Arts degree in Business Administration from the University of Washington and is a Certified Public Accountant.

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PROPOSAL 2:

Approval of Amended and Restated Articles of Incorporation

Our Board recommends that shareholders approve the proposed Amended and Restated Articles of Incorporation (the “Articles”) attached to this Proxy Statement as Appendix A. If approved, the proposed amendments would declassify the Board of Directors and provide for annual election of all directors, as well as updating the Articles to include gender-neutral titles and references. The description in this Proxy Statement of the proposed changes to the Articles is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Appendix A.

Under Article VII, Section B, of our current Articles of Incorporation, our directors are divided into three classes, as nearly equal in number as possible and serving staggered three-year terms, such that approximately one-third of our directors are elected at each annual meeting of shareholders. In approving and recommending that shareholders approve the declassification of our Board, the Board reviewed current leading corporate governance practices and the prevailing views of investors regarding board structure. The Board concluded that, as First Northwest matures as a public company, the shareholders will be better served by the adoption of a board structure that promotes accountability by electing all directors annually. While classified boards historically were viewed as promoting continuity and stability, encouraging a long-term perspective, and discouraging coercive takeover tactics, the Board believes that these potential benefits are outweighed by the importance of demonstrating to shareholders that the Board is responsive and accountable to shareholders and committed to strong corporate governance.

Therefore, our Board has unanimously adopted resolutions, subject to shareholder approval, approving the elimination of the classified board provision by amending Article VII, Section B, to read in full as follows:

“B. Election and Term. At each annual meeting of shareholders, the shareholders shall elect the directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified.”

The proposed amendments provide for the annual election of all directors commencing with the 2022 Annual Meeting of Shareholders and, as noted above, would also revise the language used in the Articles to be gender neutral. Approval of Proposal 2 would not affect the Board’s authority to fix the number of directors within a range of five to 15 directors and to fill any vacancies or newly created directorships. If Proposal 2 is approved by the shareholders, First Northwest, the Bank, and the Board of Directors will ensure any additional steps required to provide for the election of individuals to fill all director positions at the 2022 Annual Meeting of Shareholders are taken including, but not limited to, making necessary changes to any organizational documents and shortening director terms currently scheduled to extend beyond the date of the 2022 Annual Meeting of Shareholders.

If Proposal 2 is approved, the Amended and Restated Articles of Incorporation as set forth in Appendix A will be effective upon filing with the Washington Secretary of State, subject to any requisite regulatory approvals.

Approval of the Amended and Restated Articles of Incorporation will require the affirmative vote of 80% of the votes entitled to be cast at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

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Corporate Governance and Board Matters

Board of Directors. The Boards of Directors of First Northwest and First Fed conduct their business through board and committee meetings. In 2020, the Board held 13 meetings and the Board of Directors of the Bank also held 13 meetings. No director of First Northwest or the Bank attended fewer than 90 percent of the total meetings of the boards and committees on which that person served.

Committees and Committee Charters. The Board has standing Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. The Board has adopted written charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, copies of which are available under the “Investor Relations” tab on our website at www.ourfirstfed.com. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, in accordance with the requirements for companies listed on NASDAQ.

The Audit Committee consists of Directors Zaccardo (Chair), Anderson, Behar, Blake, Finnie, and Oliver. The Board has determined that Ms. Zaccardo and two other members of the Committee meet the definition of “Audit Committee Financial Expert,” as defined by the SEC. This Committee is primarily responsible for overseeing the integrity of First Northwest’s financial reporting processes, financial statement audits, and systems of internal controls regarding finance, accounting, and legal compliance; overseeing the independence and performance of First Northwest’s independent auditors and internal audit function; and providing an avenue of communication among the independent auditor, management, and the Board. The Audit Committee meets quarterly and on an as-needed basis. The Audit Committee met eight times during 2020.

The Compensation Committee consists of Directors Finnie (Chair), Anderson, Oliver, and Tonina. This Committee meets semiannually and as needed, providing general oversight regarding the personnel, compensation, and benefits matters of First Northwest. In furtherance of this purpose, the Compensation Committee is responsible for setting the compensation of our Chief Executive Officer and reviewing his performance, approving the compensation arrangements and performance goals for other senior executives, and recommending board member compensation. The Compensation Committee met five times during 2020.

The Nominating and Corporate Governance Committee consists of Directors Blake (Chair), Curtis, Finnie, Oliver, Tonina, and Zaccardo. This Committee is responsible for assessing board and committee membership composition, succession planning, and implementing policies and processes regarding corporate governance matters — including oversight of First Northwest’s Environmental, Social, and Governance programming. The Committee also ensures that the requisite expertise, diversity of skills, experience, background, gender and ethnicity, and independence of the Board are considered in evaluating board composition and director nominations. The Nominating and Corporate Governance Committee meets semiannually, and on an as-needed basis. This Committee met seven times during 2020.

The Executive Committee consists of Directors Oliver, Finnie, and Zaccardo. This Committee acts for the Board of Directors when formal board action is required between regular meetings. The Executive Committee did not meet during 2020.

Leadership Structure. First Northwest has separated the positions of Chairperson and Chief Executive Officer. The Chairperson, an independent director, leads the Board and presides at all board meetings, while the President and Chief Executive Officer runs the day-to-day business of First Northwest. The Board supports having an independent director in a board leadership position. This enables non-management directors to raise issues and concerns for board consideration without immediately involving management. The Chairperson also serves as a liaison between the Board and senior management.

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Board Involvement in Risk Management Process. As part of its overall responsibility to oversee the management, business, and strategy of First Northwest and First Fed, one of the primary responsibilities of our Board is to oversee the amount and types of risks taken by management in executing our corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks. The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies, and regular monitoring of risk, such as interest rate risk exposure, liquidity, cyber-security, and problem assets. Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities. For example, the Audit Committee is responsible for oversight of the independent auditor and meets directly with the auditors at various times during the course of the year, while also receiving quarterly reports on technology and information security, including cybersecurity.

Corporate Governance Policy. The Board has adopted a Corporate Governance Policy, a copy of which is available under the “Investor Relations” tab on our website at www.ourfirstfed.com. The Policy covers the following matters:

•	the role of the Board;

•	the composition of the Board;

•	responsibilities and operation of the Board;

•	the establishment and operation of board committees, including Audit, Nominating and Corporate Governance, and Compensation Committees;

•	succession planning annual review for the Board and Chief Executive Officer;

•	executive sessions of independent directors;

•	the Board’s interaction with management and third parties;

•	evaluation of the performance of the Board and the Chief Executive Officer;

•	communications with shareholders and annual meeting attendance; and

•	director orientation and continuing education.

Director Independence. Our common stock is listed on the NASDAQ Global Market. In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors. The Board has determined that eight of our nine directors are independent, as defined by NASDAQ rule. Only Matthew Deines, our President and Chief Executive Officer, is not independent.

Code of Ethics. The Code of Ethics applies to each of our directors, officers, and employees, and requires these individuals to maintain the highest standards of professional conduct. The Code is reviewed and updated periodically. The Board reviewed and reapproved the Code in November 2020. A copy of the Code of Ethics is available under the “Investor Relations” tab on our website at www.ourfirstfed.com.

Director Continuing Education. Continuing education programs assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs. Our Board maintains a strong commitment to continuing education activities each year.

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Board Evaluation. The Nominating and Corporate Governance Committee conducts an annual evaluation of the performance of the Board, the Board Chairperson, and each of its members, including director self-assessment and one-on-one meetings between each director and the Board Chairperson. The results are reported to the Board. The report includes an assessment of the Board’s compliance with its Corporate Governance Policy, and identification of areas in which the Board could improve its performance.

Shareholder Communication with the Board of Directors. The Board welcomes communication from shareholders. Shareholders may send communications to the Board of Directors, First Northwest Bancorp, 105 W. Eighth Street, Port Angeles, Washington 98362. Shareholders should indicate clearly the director or directors for whom the communication is intended so that each communication may be forwarded appropriately.

Annual Meeting Attendance by Directors. We encourage, but do not require, our directors to attend the Annual Meeting of Shareholders. All directors then in office attended the 2020 Annual Meeting of Shareholders held on May 5, 2020.

Transactions with Related Persons. First Fed has followed a policy of granting loans to executive officers and directors which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with persons not related to First Fed prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans to directors and executive officers and their related persons at December 31, 2020 were performing in accordance with their terms.

Stock Ownership Guidelines. In May 2017, the Board adopted a stock ownership policy because it believes that it is in First Northwest’s best interest to align the financial interests of our non-employee directors and Chief Executive Officer with those of our shareholders. The policy requires non-employee directors to own shares of First Northwest’s common stock equal in value to three times the respective director’s annual cash retainer. Directors must meet these ownership guidelines by May 2020 or within three years of joining the Board, whichever is later. Each of our non-employee directors who was in office at the beginning of 2020 was compliant with this policy requirement throughout 2020. In addition, our stock ownership guidelines require our Chief Executive Officer to hold First Northwest shares valued at three times his annual base salary within three years of his date of hire. Mr. Deines met his stock ownership guideline in 2020, approximately one year after his appointment as Chief Executive Officer of First Northwest, with 76,177 shares held, consisting of 40,078 shares held by direct ownership and 36,099 shares of restricted stock awards, as of the Record Date. See “Executive Compensation” below for a description of our anti-hedging policy applicable to directors, officers, and employees.

Anti-Hedging and Anti-Pledging Policy. Under our Anti-Hedging and Anti-Pledging Policy, we prohibit hedging the economic risk of ownership of our common stock through short sales or the purchase or sale of options, puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to First Northwest stock, by our directors and officers. We also prohibit our directors and officers from holding our stock in a margin account or pledging our stock as collateral for a loan.

2021 PROXY STATEMENT    17

Director Compensation

The following table shows the compensation paid to our directors for the year ended December 31, 2020, except for Mr. Deines, our President and Chief Executive Officer, whose compensation is presented in the Summary Compensation Table in the section entitled “Executive Compensation” below.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)[1]	ALL OTHER COMPENSATION ($)[2]	TOTAL ($)

Sherilyn G. Anderson[3]	12,832	49,990	296	63,318

Dana D. Behar	38,496	17,453	718	56,667

David A. Blake	39,000	17,453	1,276	57,729

Craig A. Curtis	36,996	17,453	1,276	55,725

Cindy H. Finnie	42,252	17,453	1,276	60,981

David T. Flodstrom[4]	28,125	17,453	37,477	83,055

Stephen E. Oliver	50,592	17,453	1,276	69,321

Norman J. Tonina, Jr.	39,492	17,453	1,276	58,221

Jennifer Zaccardo	39,000	17,453	1,276	57,729

1

The dollar amounts shown in the table represent the aggregate fair value of each award based on the closing price of First Northwest’s common stock on the respective date of grant in 2020. Each director other than Ms. Anderson and Mr. Flodstrom received an award of 1,452 shares of restricted stock as of July 7, 2020 that will vest in full on July 7, 2021. Mr. Flodstrom also received an award of 1,452 shares of restricted stock as of July 7, 2020 that vested in full on his retirement. Ms. Anderson received an award of 4,930 shares of restricted stock as of September 22, 2020 that will vest in three equal annual installments beginning on November 7, 2021. Shares of restricted stock granted in July 2016 and unvested as of December 31, 2020 were as follows: Director Behar, 1,800 shares; each of Directors Blake, Curtis, Finnie, Oliver, Tonina, and Zaccardo, 3,600 shares.

2

Represents amounts paid in cash dividends on unvested shares of restricted stock. The amount shown for Mr. Flodstrom also includes $36,504 paid in cash to repurchase 3,600 shares of restricted stock held by Mr. Flodstrom that were unvested as of the date of his retirement.

3	Ms. Anderson was appointed as a Director of First Northwest on September 22, 2020.
4	Mr. Flodstrom retired as a Director of First Northwest, effective September 22, 2020.

Cash Retainers. The non-employee (outside) directors of First Northwest receive compensation for their service on the Board. In setting their compensation, the Board considers the significant amount of time and level of skill required for director service. In October 2019 the Board approved increases in cash director fees effective January 1, 2020, that set the annual retainer for service as a non-employee director of First Northwest at $32,000. The Board Chairperson is paid an additional annual retainer of $9,600. Under the policy, annual retainers for committee service are as follows:

COMMITTEE	CHAIR	MEMBER

Audit	$4,500	$4,000

Compensation	$3,750	$2,500

Nominating and Corporate Governance	$3,000	$2,500

Loan and Asset Quality (First Fed Board)	$3,000	$2,500

All retainers are paid in equal monthly installments. No additional cash compensation is paid to directors for service on the First Fed Board of Directors.

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Equity Grants. In mid-2020, the Compensation Committee considered the status of First Northwest’s non-employee director compensation program. The Compensation Committee’s independent compensation consultant, McLagan Aon (“McLagan”) advised that First Northwest’s level of director compensation compared to its peers was low, largely because no equity awards had been granted to non-employee directors under First Northwest’s 2015 Equity Incentive Plan since 2016. McLagan recommended that the Compensation Committee consider granting equity awards to non-employee directors under First Northwest’s new 2020 Equity Incentive Plan. Following consideration, the Compensation Committee approved awards of shares of restricted stock to each non-employee director other than Mr. Flodstrom, who had announced his plan to retire later in 2020, with an economic value of $17,500 and vesting in full one year after the date of grant.

Deferred Compensation Plan. In order to encourage the retention of qualified directors, we offer a deferred compensation plan whereby directors may defer all or a portion of their regular fees until a permitted distribution event occurs under the plan. Each director may direct the investment of the deferred fees among investment options made available by First Fed. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the directors have the status of unsecured creditors of First Northwest with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (on account of termination of service or pre-retirement death or disability), a change in control, an unforeseeable emergency, or upon a date specified by the director, in an amount equal to the value of the director’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). A director may elect, at the time he or she makes a deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. A director may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. At December 31, 2020, our estimated deferred compensation liability accrual with respect to non-employee directors under the deferred compensation plan totaled approximately $777,000.

Executive Compensation

Description of Executive Compensation Program. This section provides a brief overview of our executive compensation program and the process followed by our Compensation Committee in making decisions about executive compensation. Following this discussion are various tables and additional information about the compensation paid or payable to our “named executive officers.”

Compensation Philosophy and Objectives. In general, our executive compensation policies are designed to establish an appropriate relationship between executive pay and our performance. In particular, our executive compensation program is intended to:

•	attract and retain key executives who are vital to our long-term success;

•	provide levels of compensation competitive with our peers and commensurate with our performance;

•	compensate executives in ways that inspire and motivate them; and

•	properly align risk-taking and compensation.

Role of the Compensation Committee. The Compensation Committee is responsible for setting the policies and compensation levels for our directors and executive officers. The Committee is responsible for evaluating the performance of the Chief Executive Officer and setting his compensation, and for reviewing the Chief Executive Officer’s report regarding the performance of other senior executives. The Chief Executive Officer is not involved in decisions regarding his own compensation.

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Role of Compensation Consultants. Our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2020, the Compensation Committee engaged McLagan, an independent compensation consultant, to assist with its duties, including providing advice relating to our compensation peer group selection, support, and specific analysis regarding compensation data, and recommendations for executive and non-employee director compensation. McLagan reports directly to our Compensation Committee and not to management, is independent from us, and has provided no services to us other than compensation-related services. The Compensation Committee relies in part on the information and advice from McLagan, as well as other industry information and surveys regarding executive and non-employee director compensation, as a market comparison of compensation levels and practices and to assess the competitiveness of our executive and director compensation program. Our Compensation Committee has assessed the independence of McLagan and concluded that there are no conflicts of interest regarding the work that McLagan performs for the Committee.

Compensation Program Elements. For several years, our executive compensation program has focused primarily on the following components:

PAY ELEMENT	WHAT IT REWARDS	PURPOSE

Base salary	Core competency in the executive’s role relative to skills, experience and contributions to First Northwest and First Fed	Provide assurance of specified level of compensation to attract and retain qualified individuals

Cash incentive	Contributions toward achieving corporate earnings, growth and risk management objectives	Provide opportunities to receive annual performance-based cash incentive compensation

Long-term incentive	Contributions toward increasing long-term shareholder value	Promote long-term growth and profitability through periodic restricted stock awards

Executive officers may also participate in a deferred compensation plan, the 401(k) Plan, and the ESOP as described in more detail under “Retirement Benefits” below. We have also entered into employment agreements with Matthew Deines, Kelly Liske, and Christopher Riffle that provide for, among other things, severance compensation upon involuntary termination in certain situations, as described under “Employment Agreements for Named Executive Officers” below. In addition, First Fed and First Northwest offer medical and dental insurance coverage, vision care coverage, group life insurance coverage, and long-term disability insurance coverage under welfare and benefit plans in which most employees, including executive officers, are eligible to participate.

Compensation Clawback Provision. In the event that First Northwest or First Fed is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, First Fed will recover incentive compensation awarded to current or former executive officers during the preceding three years, to the extent the original awards exceed the amounts that would have been paid under the restated results, or as otherwise required by applicable laws or regulations.

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Summary Compensation Table

The following table presents information regarding the compensation of our President and Chief Executive Officer and our next two most highly compensated executive officers who were serving as executive officers on December 31, 2020.

NAME AND PRINCIPAL POSITION	CALENDAR YEAR	SALARY ($)	STOCK AWARD[1] ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[2]	ALL OTHER COMPENSATION ($)[3]	TOTAL ($)

MATTHEW P. DEINES President and Chief Executive Officer[4]	2020	335,000	288,348	103,181	19,602	746,131
	2019	167,692	200,136	39,451	7,030	414,309

KELLY A. LISKE Executive Vice President, Chief Banking Officer	2020	230,000	57,498	80,040	32,145	399,683
	2019	215,000	44,275	63,330	32,988	391,593

CHRISTOPHER J. RIFFLE Executive Vice President, Chief Operating Officer and General Counsel	2020	230,000	57,498	66,240	25,709	379,447
	2019	213,000	0	66,019	17,116	296,135

1

Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 11 of the Notes to Consolidated Financial Statements in First Northwest’s Annual Report on Form 10-K for the year ended December 31, 2020.

2	Reflects amounts earned under the Cash Incentive Plan. The material terms of the Cash Incentive Plan for 2020 are described below under “Cash Incentive Compensation.”
3	Amounts reported for 2020 that represent “All Other Compensation” for each of the named executive officers are described in the table below.
4	Compensation reflects August 2019 hiring date.

NAME	401(K) MATCHING CONTRIBUTION ($)	ESOP CONTRIBUTIONS ($)	DIVIDENDS ON UNVESTED SHARES OF RESTRICTED STOCK ($)

MATTHEW P. DEINES	9,483	0	868

KELLY A. LISKE	7,453	16,841	1,600

CHRISTOPHER J. RIFFLE	6,595	15,823	3,040

Cash Incentive Compensation. We believe that the opportunity for performance-based pay for officers is a significant factor in aligning the interests of the officers with those of shareholders. The Compensation Committee reviews and approves incentive compensation for the Board and Chief Executive Officer on an annual basis to ensure alignment with First Fed business objectives. The Chief Executive Officer is not permitted to be present during any committee deliberations or voting with respect to his compensation. After Compensation Committee approval, incentive compensation is authorized by the Board of Directors.

Each named executive officer has a set of predefined goals which consist of annual corporate performance goals and may also include personal goals outlined in the officer’s individual participation agreement. Each participant is assigned a target award level and range that defines their incentive opportunity. Each executive’s actual incentive compensation will be determined by whether the executive exceeds “threshold,” “target,” or “stretch” performance levels. Actual awards will be allocated based on specific performance goals defined for each participant and will range from 0% to 150% of their target incentive opportunity. Each participant’s payout is calculated on eligible earnings, as defined in the Cash Incentive Plan, and will be made in a cash lump sum.

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On December 5, 2019, the Compensation Committee selected the participants under the Cash Incentive Plan, including all Executive and Senior Vice Presidents and selected Vice Presidents, and established performance goals for all participants. The annual incentive opportunities for the named executive officers, expressed as a percentage of annualized base salary at December 31, 2020, were as follows:

EXECUTIVE	BELOW THRESHOLD	THRESHOLD (50%)	TARGET (100%)	STRETCH (150%)

Matthew P. Deines	0%	17.5%	35%	52.5%

Kelly A. Liske	0%	15%	30%	45%

Christopher J. Riffle	0%	15%	30%	45%

For 2020, the named executive officers’ goals consisted entirely of corporate goals. The Compensation Committee approved the following corporate performance measures for the named executive officers:

PERFORMANCE MEASURE (DOLLARS IN THOUSANDS)	THRESHOLD	TARGET	STRETCH

Return on Equity[1]	90% 5.4%	100% 6.0%	110% 6.6%

Asset Growth[2]	90% $1,350,000	100% $1,500,000	110% $1,650,000

Non-Interest Income[3]	90% $6,975	100% $7,750	110% $8,525

Coverage Ratio[4]	125% 31.25%	100% 25.00%	75% 18.75%

Efficiency Ratio[5]	105% 73.50%	100% 70.00%	95% 66.50%

1	Return on equity for the year ended December 31, 2020.
2	Total assets at December 31, 2020.
3	Non-interest income for the year ended December 31, 2020.
4	Coverage ratio for the year ended December 31, 2020.
5	Non-interest expense, less amortization of intangible assets, divided by net income on a fully taxable equivalent basis and noninterest income for the year ended December 31, 2020.

These corporate performance measures are based on the consolidated performance of First Northwest. For the year ended December 31, 2020, the corporate performance weightings applicable to the named executive officers were as follows:

EXECUTIVE	RETURN ON EQUITY	ASSET GROWTH	NON-INTEREST INCOME	COVERAGE RATIO	EFFICIENCY RATIO

Matthew P. Deines	60%	5%	10%	20%	5%

Kelly A. Liske	30%	20%	30%	10%	10%

Christopher J. Riffle	50%	10%	20%	10%	10%

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The following table summarizes First Northwest’s performance and resulting payouts associated with the corporate goals for the year ended December 31, 2020 (dollars in thousands):

PERFORMANCE MEASURE	PERFORMANCE ACHIEVED	PAYOUT AS A PERCENTAGE OF TARGET

Return on Equity	5.79%	50%

Asset Growth	$1,654,349	150%

Non-Interest Income	$15,846	150%

Coverage Ratio	2.65%	150%

Efficiency Ratio	69.33%	110%

Outstanding Equity Awards. The purpose of both the First Northwest Bancorp 2015 Equity Incentive Plan (the “2015 Plan”) and the First Northwest Bancorp 2020 Equity Incentive Plan (the “2020 Plan”) is to promote the long-term growth and profitability of First Northwest, to provide plan participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence, and to provide plan participants with incentives that are closely linked to the interests of all shareholders of First Northwest.

The 2015 Plan was approved by shareholders in 2015. In July 2016, each of our then-current named executive officers received a restricted stock award vesting in five equal, annual installments beginning on the anniversary of the grant date. Named executive officers hired since 2016 received a restricted stock award with the same vesting schedule, and any unvested shares held by departing named executive officers prior to the completion of the vesting schedule are forfeited.

The 2020 Plan was approved by shareholders at the Annual Meeting in May 2020 and provides for the grant of a variety of equity-based awards to eligible participants including awards of restricted stock. Unvested shares held by departing named executive officers will be forfeited and returned to the 2020 Plan pool.

Following approval of the 2020 Plan, each of our named executive officers other than Mr. Deines received a restricted share award with a value equal to 25% of base salary, vesting in three equal, annual installments beginning on the first anniversary of the grant date. As shown in the table below, Mr. Deines received an equity award in January and July 2020 totaling 17,600 restricted shares. Beginning in 2021, the Compensation Committee plans to grant equity awards to the named executive officers through a combination of discretionary grants and awards tied to the achievement of specified performance goals.

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The following information with respect to outstanding stock awards as of December 31, 2020, is presented for the named executive officers.

STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)[1]

Matthew P. Deines	08/07/2019[2] 01/07/2020[3] 07/04/2020[4]	9,920 14,600 3,000	$154,752 $227,760 $ 46,800

Kelly A. Liske	07/07/2016[5] 12/07/2019[6] 09/07/2020[7]	5,000 2,000 4,906	$ 78,000 $ 31,200 $ 76,534

Christopher J. Riffle	09/25/2018[8] 12/07/2018[9] 09/07/2020[7]	9,000 6,000 4,906	$140,400 $ 93,600 $ 76,534

1	Market value is based on the per-share closing price of FNWB stock on December 31, 2020 of $15.60.
2	Vests in four equal annual installments beginning August 7, 2021.
3	Vests in four equal annual installments beginning January 7, 2021.
4	Vests in three equal annual installments beginning July 4, 2021.
5	Vests in full on July 7, 2021.
6	Vests in four equal annual installments beginning December 7, 2021.
7	Vests in three equal annual installments beginning September 7, 2021.
8	Vests in three equal annual installments beginning September 25, 2021.
9	Vests in three equal annual installments beginning December 7, 2021.

The 2015 Plan and the 2020 Plan both provide for accelerated vesting of awards in the event of a recipient’s death or disability, or a change in control. Unvested awards will become exercisable or vest upon the date of the recipient’s death or disability. With respect to a change in control, unvested awards will become exercisable or vest only if the participant experiences an involuntary termination within 365 days following the change in control event, or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently-valued award.

Retirement Benefits. In order to encourage the retention of qualified officers, we offer a deferred compensation plan whereby certain officers may defer all or a portion of their annual salary until a permitted distribution event occurs under the plan. Each officer may direct the investment of the deferred salary among investment options made available by First Fed. We have established a grantor trust to hold the plan investments. Grantor trust assets are considered part of our general assets, and the officers have the status of unsecured creditors of First Fed with respect to the trust assets. The plan permits the payment of benefits upon a separation from service (whether on account of termination of employment or pre-retirement death or disability), a change in control, an unforeseeable emergency, or upon a date specified by the officer, in an amount equal to the value of the officer’s account balance (or the amount necessary to satisfy the unforeseeable emergency, in that case). An officer may elect, at the time of the deferral election, to receive the deferred amount and related earnings in a lump sum or in annual installments over a period not exceeding 15 years. An officer may subsequently elect to change when or how he or she receives his or her plan benefit, if certain required conditions are met. Currently, Mr. Deines is the only named executive officer who participates in this plan.

24    FIRST NORTHWEST BANCORP

We currently offer a qualified, tax-exempt savings plan to eligible employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. Participants are permitted to make pre-tax contributions to the 401(k) Plan of up to a maximum of $19,500 in 2020. In addition, participants who have attained age 50 may defer an additional $6,500 annually as a 401(k) “catch-up” contribution. First Fed matches 50% of the first six percent of participants’ contributions to the 401(k) Plan, including catch-up contributions. All participant 401(k) contributions, rollovers, and earnings are fully and immediately vested. Matching contributions and related earnings vest at a rate of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

In connection with the conversion of First Fed from the mutual to the stock form of organization, we established an employee stock ownership plan (the “ESOP”). The ESOP provides eligible employees a beneficial interest in First Northwest and an additional retirement benefit in the form of First Northwest common stock. Participants will have a nonforfeitable interest in their individual account based on a vesting schedule of 25% after one year of employment, 50% after two years of employment, 75% after three years of employment, and 100% after four years of employment.

Employment Agreements for Named Executive Officers. On July 28, 2015, we entered into an amended three-year employment agreement with Ms. Liske, which was updated in 2018. Mr. Riffle entered into a three-year employment agreement in 2018, and Mr. Deines entered into a three-year employment agreement in 2019. Prior to the anniversary date of the employment agreements, unless notice is given by First Northwest or First Fed to the executive, or by the executive to First Northwest or First Fed, at least 90 days prior to the anniversary date, the term of the agreements will be extended for an additional year upon review and approval by the Board or the Compensation Committee. In February 2020, the Compensation Committee approved the extension of the term of the agreements for an additional year, to expire in 2023.

Under the employment agreements, the base salary level for each named executive officer is specified, which amounts will be paid by First Northwest and First Fed and may be increased at the discretion of the Compensation Committee. The agreements further provide that the executives may participate, to the same extent as executive officers of First Northwest and First Fed generally, in all plans of First Northwest and First Fed relating to pension, retirement, thrift, profit-sharing, savings, group, or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to executive officers of First Northwest or First Fed, including supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, company cars, club dues, physical examinations, and financial planning and tax preparation services. The executives also will receive annual paid vacation, and voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board or the Compensation Committee may determine.

The employment agreements with each of the named executive officers provide for potential payments upon the executive’s involuntary termination in certain situations, or upon death or disability. Any such payments are conditioned on receipt of the executive’s signed release of claims against First Northwest and First Fed. The agreements may be terminated by the Board at any time. If an executive’s employment is terminated other than for cause, without the executive’s consent, or by the executive for “Good Reason,” then for one year after the date of termination First Northwest and First Fed would be required to pay the executive’s salary at the rate in effect immediately prior to the date of termination and the pro rata portion of any incentive award or bonus, the amount of which will be determined by the Compensation Committee in its sole discretion, and continue the executive’s and the executive’s dependents’

2021 PROXY STATEMENT    25

coverage under First Northwest’s and First Fed health, life, and disability programs. “Good Reason” means, in the absence of the Employee’s written consent, any of the following: (i) a material diminution in the executive’s base compensation; (ii) a material diminution in the executive’s authority, duties, or responsibilities; or (iii) a material change in the geographic location at which the executive must perform services of more than 35 miles.

The employment agreements also provide for severance payments and other benefits if an executive is involuntarily terminated not for cause (or terminates his or her employment for “Good Reason,” as defined above) within 24 months following a Change in Control event. The agreements define “Change in Control” as a change in the ownership or effective control of First Northwest or First Fed or a change in the ownership of a substantial portion of the assets of First Northwest or First Fed, as defined in Treasury Regulation § 1.409A-3(i)(5) or in subsequent regulations or other guidance issued by the Internal Revenue Service. For purposes of illustration, a Change in Control generally occurs on the date that: (i) any one person, or more than one person acting as a group, acquires ownership of First Northwest’s stock or First Fed stock that, together with stock already held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of First Northwest’s stock or First Fed stock; (ii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition), ownership of First Northwest stock or First Fed stock that constitutes 35 percent or more of the total voting power of First Northwest’s stock or First Fed stock; (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or (iv) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition), assets from First Northwest or First Fed that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of First Northwest’s assets or First Fed assets immediately before the acquisition.

In the event of a termination in connection with a Change in Control, the employment agreements provide that First Northwest and First Fed jointly shall: (1) pay to the executive in a lump sum, as soon as practicable following receipt of the signed release described above, an amount equal to a multiple of the average of the executive’s five prior years’ annual salary (the multiple being 2.75 for Mr. Deines and 2.00 for Ms. Liske and Mr. Riffle); and (2) continue the executive’s and the executive’s dependents’ coverage under First Northwest’s and First Fed health, life and disability programs for one year after the executive’s termination of employment. Section 280G of the Internal Revenue Code provides that if payments made in connection with a Change in Control equal or exceed three times the individual’s base amount, then a portion of those payments are deemed to be “excess parachute payments.” An executive’s “base amount” is generally the average of the executive’s taxable compensation for the last five years preceding the year in which a Change in Control occurs. Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest and First Fed would not be entitled to deduct the amount of such excess parachute payments. The employment agreements provide that severance and other payments payable upon a Change in Control, that constitute parachute payments and would be subject to the excise tax, must either be (i) paid in full or (ii) paid to a lesser extent only if no portion would then be subject to the excise tax, whichever amount results in the executive receiving, on an after-tax basis, the greatest amount of benefits without allowing for any additional payment to account for taxes owed by the executive.

Under the employment agreements, each executive also has agreed, while employed by First Fed and for one year following termination of employment, not to compete with First Fed or solicit any employees, customers, or potential customers actively solicited by First Fed during the preceding 12 months.

26    FIRST NORTHWEST BANCORP

If an executive becomes entitled to benefits under the terms of First Northwest’s or First Fed then-current disability plan, if any, or becomes otherwise unable to fulfill the duties required under the employment agreement, the executive shall be entitled to receive such group and other disability benefits as are then provided for executive employees. In the event of an executive’s disability, First Northwest and First Fed may provide the executive with written notice in accordance with the agreement of its intention to terminate the executive’s employment. In such event, the executive’s employment shall terminate effective on the 30th day after receipt of such notice by the executive (the “Disability Effective Date”); provided that, within the 30 days after such receipt, the executive shall not have returned to full-time performance of the executive’s duties.

In the event of an executive’s death while employed under an employment agreement and prior to any termination of employment, First Northwest and First Fed will pay to the executive’s estate, or such person as the executive may have previously designated, the salary which was not previously paid and which the executive would have earned if he or she had continued to be employed under the agreement through the last day of the month in which the executive died, together with the benefits provided under the employment agreement through that date.

2021 PROXY STATEMENT    27

PROPOSAL 3:

Advisory Vote to Approve Executive Compensation

Under the Dodd-Frank Act, we are required to periodically include in our Annual Meeting Proxy Statement and present at the Annual Meeting of Shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in the Proxy Statement. We currently hold our say-on-pay vote every year. Almost 90 percent of the votes cast on our say-on-pay proposal in 2020 were voted in favor of the proposal. The proposal will be presented at this year’s Annual Meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of First Northwest Bancorp’s named executive officers, as disclosed in the Executive Compensation section, the compensation tables, and related material in First Northwest’s Proxy Statement for the 2021 Annual Meeting of Shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, consider the outcome of the vote when assessing future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of First Northwest and First Fed, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, individually or by proxy, at the Annual Meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the outcome of the proposal.

28    FIRST NORTHWEST BANCORP

PROPOSAL 4:

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Under the Dodd-Frank Act, we were required to include in the Proxy Statement for the 2015 Annual Meeting of Shareholders a non-binding shareholder vote to consider the timing of future shareholder votes on executive compensation. Shareholders voted in favor of holding an annual vote on executive compensation and the Board of Directors determined to adopt an annual frequency. The Dodd-Frank Act requires that shareholders be permitted to vote on the frequency of future votes on executive compensation at least once every six years. Accordingly, we are including in this Proxy Statement and presenting at this year’s Annual Meeting a non-binding shareholder vote to consider the timing of future shareholder votes on executive compensation. This proposal gives shareholders the opportunity to vote on whether a resolution to approve the compensation of our named executive officers should be presented to shareholders every one, two, or three years, or to abstain from voting.

The Board of Directors believes that a resolution to approve the compensation of our named executive officers should be presented to shareholders every year because the Board is committed to strong corporate governance and an annual cycle provides for the greatest accountability to our shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It also will not affect when the shareholders will be asked to vote on executive compensation in future years. The Compensation Committee and the Board may, however, consider the outcome of the vote when determining the timing of any proposed shareholder resolution to approve executive compensation.

The non-binding advisory vote regarding the frequency of future shareholder votes on executive compensation has three alternatives. Shareholders may vote that shareholder votes on executive compensation be held every year, every two years or every three years, or shareholders may abstain from voting. The alternative receiving the greatest number of votes – every year, every two years or every three years – will be the frequency that shareholders approve. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote because the alternative receiving the greatest number of votes will be the frequency that shareholders approve.

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Audit Committee Report

The Audit Committee of the First Northwest Board of Directors reports as follows with respect to First Northwest’s audited financial statements for the year ended December 31, 2020:

•	the Audit Committee has completed its review and discussion with management of the audited financial statements for the year ended December 31, 2020;

•

the Audit Committee has discussed with the independent auditor, Moss Adams LLP, the matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board;

•

the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence; and

•

the Audit Committee has, based on its review and discussions with management of the audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that First Northwest’s audited financial statements for the year ended December 31, 2020, be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Jennifer Zaccardo (Chair)

Sherilyn G. Anderson

Dana D. Behar

David A. Blake

Cindy H. Finnie

Stephen E. Oliver

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

30    FIRST NORTHWEST BANCORP

PROPOSAL 5:

Ratification of Appointment of Independent Auditor

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as our independent auditor for the year ending December 31, 2021. You are asked to ratify the appointment of Moss Adams LLP at the Annual Meeting. Although shareholder ratification of the appointment of Moss Adams LLP is not required by our Bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the Annual Meeting as a matter of good corporate practice. If the appointment of Moss Adams LLP is not ratified by our shareholders, the Audit Committee may appoint another independent auditor or it may decide to maintain its appointment of Moss Adams LLP. Even if the appointment of Moss Adams LLP is ratified by the shareholders at the Annual Meeting, the Audit Committee, in its discretion, may select a different independent auditor at any time during the year. Moss Adams LLP served as our independent auditor for the year ended December 31, 2020, and a representative of the firm is expected to attend the Annual Meeting virtually to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Ratification of the appointment of Moss Adams LLP as our independent auditor requires the affirmative vote of a majority of the votes cast, individually or by proxy, at the Annual Meeting. Abstentions do not constitute votes cast and therefore will have no effect on the outcome of the proposal.

The below table sets forth the aggregate fees billed to First Northwest and First Fed for professional services rendered by Moss Adams LLP for the years ended December 31, 2019 and December 31, 2020.

NAME	YEAR ENDED DECEMBER 31, 2019	YEAR ENDED DECEMBER 31, 2020

Audit fees	$326,290	$318,050

Audit-related fees	$38,000	$38,000

Tax fees	$18,500	$19,550

All other fees	$2,200	$11,184

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor. All of the services provided by Moss Adams LLP during the year ended December 31, 2020, were approved by the Audit Committee. Audit-related fees reflect services provided in association with First Fed’s 401K Plan audit and regulatory filings as well as the audit of FNWB’s ESOP Plan. Tax fees reflect services related to preparing corporate tax returns and all other fees reflect services provided in association with consent procedures on registration statements filed with the SEC for compensation plans.

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Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of First Northwest’s common stock (with certain exceptions), to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. The SEC has established filing deadlines for these reports, and we are required to disclose in this Proxy Statement any late filings or failures to file. Based solely on our review of reports filed electronically with the SEC and written representations provided to us by the above referenced persons, we believe that, during the year ended December 31, 2020, all filing requirements applicable to our executive officers, directors, and greater than 10 percent shareholders were properly and timely complied with, except with regard to Directors Tonina and Behar, each of whom was a director of First Northwest during 2020. Mr. Tonina filed one Form 4 report listing two acquisitions of shares through dividend reinvestment late, while Mr. Behar filed one Form 4 report listing five acquisitions of shares through dividend reinvestment late.

Shareholder Proposals

Proposals of shareholders intended to be presented at the 2022 Annual Meeting of Shareholders must be received at the executive office at 105 W. Eighth Street, Port Angeles, Washington 98362, no later than December 16, 2021 in order to be eligible for inclusion in our printed proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 nor more than 120 days prior to the date of the meeting; provided that if less than 100 days’ notice of the meeting is given to shareholders, such written notice must be delivered no later than the close of business on the tenth day following the day on which notice of the meeting was provided to shareholders. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address, and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, and certain other information regarding the shareholder giving such notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address, and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

32    FIRST NORTHWEST BANCORP

Questions and Answers about the Proxy Materials and the Annual Meeting

Who is Entitled to Vote?

We have fixed the close of business on March 26, 2021, as the record date for shareholders entitled to receive notice of and to vote at our Annual Meeting. Only holders of record of First Northwest’s common stock on that date are entitled to receive notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of First Northwest common stock you own, unless you own more than ten percent of First Northwest’s outstanding shares. On March 26, 2021, the voting record date, there were 10,200,745 shares of First Northwest common stock outstanding and entitled to vote at the Annual Meeting.

How Can I Attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the First Northwest as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/FNWB. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 4:00 p.m. (Pacific Time). We encourage you to access the meeting prior to the start time, leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

How Do I Register to Attend the Annual Meeting Virtually?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

Please visit www.proxydocs.com/FNWB to register to attend the Annual Meeting online by webcast.

Why are you Holding a Virtual Meeting Instead of a Physical Meeting?

Due to concerns regarding the novel coronavirus pandemic and to protect the safety and well-being of our shareholders, Board of Directors, and employees, we made the difficult decision to hold this year’s Annual Meeting online. This decision was not made without significant consideration regarding how this meeting format will impact shareholders and their access to the information and communication from the meeting. The decision to hold our 2021 Annual Meeting online is not an indication that First Northwest intends to hold future annual meetings using an online-only format. We remain committed to the in-person format we have traditionally used for our annual meetings, with the possibility of enhancing access to and participation in those meetings by adding an online attendance option.

2021 PROXY STATEMENT    33

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record as of the voting Record Date an opportunity to vote on matters scheduled for the Annual Meeting as described in these materials. You are a shareholder of record if your shares of First Northwest common stock are held in your name. If you are a beneficial owner of First Northwest common stock held by a broker, bank, or other nominee (i.e., in “street name”), please see the instructions below under “What If My Shares Are Held in Street Name?”

Shares of First Northwest common stock can only be voted by the shareholder or by proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting virtually. You can vote by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You may also vote by signing, dating, and returning the proxy card or voting instruction form if you requested a copy of the proxy materials by mail. You can always change your vote at the virtual meeting if you are a shareholder of record.

Shares of First Northwest common stock represented by properly executed proxies will be voted the Board of Directors in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the Annual Meeting, the Board will vote the shares as reflected in the following table:

MATTER		VOTE	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1	Election of one director to serve a one-year term and three directors to each serve a three-year term;	FOR each nominee	7

Proposal 2	Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp, which includes declassification of the Board of Directors to provide for annual re-election of all directors;	FOR	14

Proposal 3	An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement;	FOR	28

Proposal 4	An advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two, or three years; and	ONE YEAR	29

Proposal 5	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.	FOR	31

If any other matters are properly presented at the Annual Meeting for action, the Board of Directors will have the discretion to vote on these matters in accordance with its best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse, and some in trust for your children. In this case, you will receive three separate (but similar) notices explaining how to access the proxy materials and vote.

34    FIRST NORTHWEST BANCORP

Important Notice Regarding the Availability of Proxy Materials

Our proxy materials are available at www.proxydocs.com/FNWB. The following materials are available for review:

•	Proxy Statement;

•	Notice of Internet Availability of Proxy Materials (which includes directions on how to attend the Annual Meeting, where you may vote if you are a shareholder of record);

•	Proxy card; and

•	Annual Report to Shareholders.

We provided electronic access to our proxy materials beginning on or about April 15, 2021. On or about April 15, 2021, we mailed to our shareholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement and our Annual Report via the Internet and how to vote online. The SEC allows the delivery of proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review the Annual Meeting materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

What if My Shares are held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker or other custodian is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, stock exchange rules permit your broker to vote the shares only with respect to discretionary items. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposal to elect directors, approval of the Amended and Restated Articles of Incorporation, the advisory vote on executive compensation, and the advisory vote on the frequency of the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted on these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A legal proxy issued by your broker, a recent brokerage statement, or a letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name at the Annual Meeting, you will need to obtain a legal proxy in your name from the broker, bank, or other nominee who holds your shares.

How will My Shares of Common Stock held in the Employee Stock Ownership Plan Be Voted?

We maintain the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees. Each participant may instruct the ESOP trustees how to vote the shares of First Northwest common stock allocated to his or her account under the ESOP by completing the proxy card distributed by the administrator. If a participant properly executes the proxy card, the administrator will instruct the trustees to vote the participant’s shares in accordance with the participant’s instructions. Unallocated shares of First Northwest common stock held in the ESOP and allocated shares for which proper voting instructions are not received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. In order to give the trustees sufficient time to vote, all vote authorization forms must be received by the ESOP third party administrator, Principal Trust Service, on or before May 21, 2021 at 4:00 p.m. (Pacific Time).

2021 PROXY STATEMENT    35

How will my Shares of Common Stock Held in the First Fed 401(K) Plan be Voted?

We also maintain the First Federal Savings and Loan Association of Port Angeles 401(k) Plan (“401(k) Plan”) for the benefit of our employees. First Northwest’s common stock is an investment choice for participants in the 401(k) Plan. Each participant may instruct the trustees how to vote the shares of First Northwest common stock allocated to his or her account under the 401(k) Plan by completing the proxy card distributed by the administrator, Principal Trust Service. If a participant properly executes the proxy card, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions. Shares for which proper voting instructions are not received will be voted by the trustee as directed by the administrator. In order to give the trustee sufficient time to vote, all vote authorization forms must be received by the administrator on or before May 21, 2021 at 4:00 p.m. (Pacific Time).

How Many Shares must be Present to hold the Annual Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence, at the meeting or by proxy, of at least a majority of the shares of First Northwest common stock entitled to vote at the Annual Meeting as of the Record Date will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting for purposes of determining whether a quorum exists at the Annual Meeting.

What if a Quorum is not Present at the Annual Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting. An adjournment will have no effect on the business that may be conducted at the meeting.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•

notifying the Corporate Secretary of First Northwest in writing (or if you hold your shares in street name, your broker, bank or other nominee) before the Annual Meeting that you have revoked your proxy; or

•	voting virtually at the Annual Meeting.

If your shares are held in street name, you must obtain a validly executed legal proxy from your broker or other custodian indicating that you have the right to vote your shares.

Miscellaneous

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the Board of Directors.

36    FIRST NORTHWEST BANCORP

We will bear the cost of solicitation of proxies and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Northwest’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers, and regular employees may solicit proxies personally or electronically or by telephone without additional compensation.

Our Annual Report to Shareholders, including the Annual Report on Form 10-K, has been made available to all shareholders of record as of the close of business on the Record Date for the Annual Meeting, and is available on our website at www.ourfirstfed.com under the “Investor Relations” tab.

By order of the Board of Directors

Allison R. Mahaney

Corporate Secretary / Assistant General Counsel

Port Angeles, Washington

April 15, 2021

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APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FIRST NORTHWEST BANCORP

ARTICLE I

Name

The name of the corporation is First Northwest Bancorp (the “Corporation”).

ARTICLE II

Duration

The duration of the Corporation is perpetual.

ARTICLE III

Purpose and Powers

The purpose for which the Corporation is organized is to act as a bank holding company and to transact all other lawful business for which corporations may be incorporated under the WBCA. The Corporation shall have all and may exercise all the express, implied and incidental powers of a corporation organized under the WBCA.

ARTICLE IV

Capital Stock

The total number of shares of all classes of capital stock which the Corporation has authority to issue is 80,000,000, of which 75,000,000 shall be common stock of par value of $0.01 per share, and of which 5,000,000 shall be serial preferred stock of par value of $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of the shareholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. Upon authorization by its Board of Directors, the Corporation may issue its own shares in exchange for or in conversion of its outstanding shares or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration.

Except as expressly provided by applicable law, these Articles of Incorporation or by any resolution of the Board of Directors designating and establishing the terms of any series of preferred stock, no holders of any class or series of capital stock shall have any right to vote as a separate class or series or to vote more than one vote per share. The shareholders of the Corporation shall not be entitled to cumulative voting in any election of directors.

A description of the different classes and series (if any) of the Corporation’s capital stock and a statement of the designations, and the relative rights, preferences, limitations and voting powers of the shares of each class and series (if any) of capital stock are as follows:

A. Common Stock. On matters on which holders of common stock are entitled to vote, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

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APPENDIX A

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation’s debts and liabilities; (ii) distributions or provision for distributions in settlement of the liquidation account established for certain depositors of First Federal Savings and Loan Association of Port Angeles (the “Association”) in connection with the Association’s mutual-to-stock conversion; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Corporation. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B. Serial Preferred Stock. The Board of Directors of the Corporation is authorized by resolution or resolutions from time to time adopted to provide for the issuance of preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(f) Whether the shares or such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price(s), or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h) The price or other consideration for which the shares of such series shall be issued; and

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(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

C. 1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (“Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section C of this Article VII.

(a) “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.

(b) “Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any common stock:

(i) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of subparagraphs A(1)(a) through (h) of Article XI hereof or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise), or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding,

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APPENDIX A

voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other common stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c) A “person” shall mean any individual, firm, corporation or other entity.

(d) “Whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

3. The Board of Directors shall have the power to construe and apply the provisions of this Section C and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of common stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section C to the given facts or (v) any other matter relating to the applicability or effect of this Section C.

4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.

5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation shall constitute a quorum at all meetings of the shareholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for shareholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

6. Any constructions, applications or determinations made by the Board of Directors pursuant to this Section C in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

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7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its shareholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

ARTICLE V

Preemptive Rights

Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.

ARTICLE VI

Initial Directors

The persons who shall serve as the initial directors of the Corporation are: Richard G. Kott, Stephen E. Oliver, David A. Blake, Lloyd J. Eisenman, Cindy H. Finnie, David T. Flodstrom, Laurence J. Hueth, Jennifer Zaccardo, Norman J. Tonina, Jr. and Craig Curtis. The address of each initial director is 105 West 8th Street, Port Angeles, Washington 98362. The initial directors (or their successors) shall serve until the first annual meeting of shareholders, at which time they may stand for reelection, if so nominated, for terms based on the respective groups described in Part B of Article VII to which they have been nominated.

ARTICLE VII

Directors

A. Number. The Corporation shall be under the direction of a Board of Directors. The number of directors shall be as provided in the Corporation’s Bylaws, but in no event shall be fewer than five nor more than 15.

B. ~~Classified Board~~Election and Term. ~~Effective beginning with the election of directors at the first annual meeting of shareholders, the Board of Directors, other than those directors who may be elected by the holders of any class or series of preferred stock, shall be divided into three groups, with each group containing one-third of the total number of directors, or as near as may be. The terms of the directors elected to serve in the first group shall expire at the second annual shareholders’ meeting, the terms of the directors elected to serve in the second group shall expire at the third annual shareholders’ meeting, and the terms of the directors elected to serve in the third group shall expire at the fourth annual shareholders’ meeting. At the second annual shareholders’ meeting and each annual shareholders’ meeting held thereafter, directors shall be elected for a term of three years to succeed those whose terms expire.~~ At each annual meeting of shareholders, the shareholders shall elect the directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified.

C. Vacancies. Any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, whether or not there remains a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for a term which expires at the next shareholders’ meeting at which directors are elected. A

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APPENDIX A

directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term continuing only until the next election of directors by the shareholders.

ARTICLE VIII

Removal of Directors

Notwithstanding any other provisions of these Articles of Incorporation or the Corporation’s Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Corporation’s Bylaws), any director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the total votes eligible to be cast at a special meeting of shareholders called for the purpose of removing the director. For purpose of this Article VIII, “cause” shall mean fraudulent or dishonest acts, a gross abuse of authority in discharge of duties to the Corporation or acts that are detrimental or hostile to the interests of the Corporation.

ARTICLE IX

Registered Office and Agent

The registered office of the Corporation shall be located at 105 West 8th Street, Port Angeles, Washington 98362. The initial registered agent of the Corporation at such address shall be Laurence J. Hueth.

ARTICLE X

Notice for Shareholder Nominations and Proposals

A. Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the Board of Directors of the Corporation or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, ~~he or she~~said shareholder shall give notice thereof in writing, that is received by the Secretary of the Corporation not less than 90 days nor more than 120 days prior to any such meeting; provided, however, that if less than 100 days’ notice of the date of the meeting is given to shareholders (either by mail or other transmission or by public announcement), such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the date of the meeting was first so given to shareholders. The term “public announcement” shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation. Each such notice given by a shareholder with respect to nominations for election of directors shall set forth: (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the General Rules and Regulations of the Securities Exchange Act of 1934, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice: (a) ~~his or her~~ the shareholder’s name and address as they appear on the Corporation’s books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

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B. Each such notice given by a shareholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Articles of Incorporation to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

C. The Chairperson~~man~~ of the annual meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the ~~Chairman~~Chairperson should so determine, the defective nomination or proposal shall be disregarded.

D. At any special meeting of shareholders, only business within the purpose or purposes described in the Corporation’s notice of the meeting may be conducted at the meeting.

ARTICLE XI

Approval of Certain Business Combinations

The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

A. 1. Except as otherwise expressly provided in this Article XI, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required to authorize any of the following:

(a) any merger or consolidation of the Corporation with or into a Related Person;

(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

(c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

(d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

(e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value exceeding 25% of the total consolidated assets of the Corporation except pursuant to an employee benefit plan of the Corporation or any subsidiary of the Corporation;

(f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

(g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of the Corporation’s common stock, or of outstanding securities convertible into the

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APPENDIX A

Corporation’s common stock, directly or indirectly held by any Related Person (a “Disproportionate Transaction”); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Related Person as a result of such transaction is no greater than the increase experienced by the other security holders generally;

(h) any liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person; and

(i) any agreement, contract or other arrangement providing for any of the transactions described in this Article XI.

2. Such affirmative vote shall be required notwithstanding any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

3. The term “Business Combination” as used in this Article XI shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (i) above.

B. The provisions of Part A of this Article XI shall not be applicable to any particular Business Combination, which shall require only such affirmative vote as is required by any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if such particular Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

C. For the purposes of this Article XI the following definitions apply:

1. The term “Related Person” shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its “affiliates” (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), that “beneficially owns” (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation (excluding tax-qualified benefit plans of the Corporation); and (b) any “affiliate” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed “beneficially owned” by such Related Person.

2. The term “Substantial Part” shall mean more than 25% of the total assets of the Corporation or of a subsidiary, as applicable (in the case of a transaction under subparagraph A.1(b) of this Article XI), or of a Related Person (in the case of a transaction under subparagraph A.1(d) of this Article XI) as of the end of its most recent fiscal year prior to when the determination is made.

3. The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board of Directors prior to the time the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

4. The term “Continuing Director Quorum” shall mean seventy-five percent (75%) of the Continuing Directors capable of exercising the powers conferred on them.

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D. Nothing contained in this Article XI shall be construed to relieve a Related Person from any fiduciary obligation imposed by law. In addition, nothing contained in this Article XI shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholder.

E. No amendment, alteration, change or repeal of any provision of the Article XI may be effected unless it is approved at a meeting of the Corporation’s shareholders called for that purpose. Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of the holders of not less than 80% of the outstanding shares entitled to vote thereon shall be required to amend, alter, change, or repeal, directly or indirectly, any provision of this Article XI; provided, however, that the preceding provisions of this Part E shall not be applicable to any amendment to this Article XI if such amendment receives this affirmative vote required by law and any other provisions of these Articles of Incorporation and if such amendment has been approved by a majority of the Continuing Directors.

ARTICLE XII

Evaluation of Business Combinations and Other Transactions

In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating (and making any recommendation to the Corporation’s shareholders with regard to) a Business Combination (as defined in Article XI), a tender or exchange offer or any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), the Board of Directors of the Corporation, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, may consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

ARTICLE XIII

Limitation of Directors’ Liability

To the fullest extent permitted by the WBCA, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating RCW Section 23B.08.310 (relating to unlawful distributions by the Corporation); or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the WBCA is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or

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APPENDIX A

limited to the full extent permitted by the WBCA, as so amended, without any requirement or further action by shareholders. An amendment or repeal of this Article XIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

ARTICLE XIV

Indemnification

The Corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

A. Directors and Officers. In all circumstances and to the full extent permitted by the WBCA, the Corporation shall indemnify any person who is or was a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the Corporation), by reason of the fact that ~~he~~ said person is or was a director or officer of the Corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred ~~by him~~ in connection with such action, suit or proceeding. However, such indemnity shall not apply to: (a) acts or omissions of the director or officer in connection with a proceeding by or in the right of the Corporation in which the director or officer is finally adjudged liable to the Corporation; (b) conduct of the director or officer finally adjudged to violate RCW Section 23B.08.310 (relating to unlawful distributions by the Corporation) or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property or services to which the director was not legally entitled. Any indemnification payments made pursuant to this Section A of this Article XIV are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359). The Corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors’ resolution or contract.

B. Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such bylaws, resolutions, contracts or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

C. Survival of Indemnification Rights. No amendment or repeal of this Article XIV shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

D. Employees and Agents. The Corporation may, by action of the Board of Directors, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article XIV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted under, or provided by, the WBCA or otherwise.

E. Service for Other Entities. The indemnification and advancement of expenses provided under this Article XIV shall apply to directors, officers, employees or agents of the Corporation for both (a) service in such capacities for the Corporation and (b) service at the Corporation’s request as a director, officer, partner, trustee, employee or agent of

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another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person is considered to be serving an employee benefit plan at the Corporation’s request if such person’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

F. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against ~~him~~ said person and incurred ~~by him~~ in such capacity or arising out of ~~his~~ the individual’s status as such, whether or not the Corporation would have had the power to indemnify ~~him~~ said person against such liability under the provisions of this bylaw and the WBCA.

G. Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in ~~his~~ an official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs executors, and administrators of such person.

ARTICLE XV

Special Meeting of Shareholders

Special meetings of the shareholders for any purpose or purposes may be called only by the Chief Executive Officer or by the Board of Directors. The right of shareholders of the Corporation to call special meetings is specifically denied.

ARTICLE XVI

Repurchase of Shares

The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE XVII

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a majority vote of the Board of Directors. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in

2021 PROXY STATEMENT    A-11

APPENDIX A

the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

ARTICLE XVIII

Amendment of Articles of Incorporation

The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles II, III, IV (other than a change to the number of authorized shares of the Corporation’s capital stock), V, VII, VIII, X, XI (except as provided in Part E. of Article XI), XII, XIII, XIV, XV, XVI, XVII, XIX and XX and this Article XVIII of these Articles of Incorporation may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by each separate voting group entitled to vote thereon, cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

ARTICLE XIX

Shareholder Vote Required on Certain Matters

Subject to Articles XI and XVIII of these Articles of Incorporation, if shareholder approval of any of the following matters is required under the WBCA, such matter may be approved by a majority of the votes in each voting group (except as otherwise provided in Article XX of these Articles of Incorporation) entitled to be cast on such matter: (a) amendment to these Articles of Incorporation, (b) a plan of merger or share exchange of the Corporation with any other corporation; (c) the sale, lease, exchange, or other disposition, whether in one transaction or a series of transactions, by the Corporation of all or substantially all of the Corporation’s property other than in the usual and regular course of business; or (d) the dissolution of the Corporation. This Article is intended to reduce the voting requirements otherwise prescribed by the WBCA with respect to the foregoing matters, subject to Articles XI and XVIII of these Articles of Incorporation.

ARTICLE XX

Limitation of Separate Class Voting to Extent Permitted by Law

Except to the extent expressly provided in the preferences, limitations, voting powers, and relative rights set forth in these Articles of Incorporation or any amendment thereto with respect to a particular class or series of shares, the holders of each outstanding class or series of shares of the Corporation are not entitled to vote as a separate voting group: (a) on any amendment to these Articles of Incorporation with respect to which such class or series would otherwise be entitled under RCW 23B.10.040(1)(a), (e), or (f) to vote as a separate voting group, (b) on any plan of merger or share exchange with respect to which such class or series would otherwise be entitled under RCW 23B.11.035 to vote as a separate voting group, or (c) on any transaction pursuant to RCW 23B.12.020.

A-12    FIRST NORTHWEST BANCORP

APPENDIX A

ARTICLE XXI

Incorporator

The name and mailing address of the incorporator is Levon L. Mathews, 105 West 8th Street, Port Angeles, Washington 98362.

*         *         *

2021 PROXY STATEMENT    A-13

APPENDIX A

IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be executed this          day of ~~August, 2014~~May, 2021~~0~~.

~~Laurence J. Hueth~~Matthew P. Deines
President and Chief Executive Officer

A-14    FIRST NORTHWEST BANCORP

P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/FNWB
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE Call 1-866-256-0967
• Use any touch-tone telephone
• Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
First Northwest Bancorp
Annual Meeting of Shareholders
For Shareholders as of record on March 26, 2021
TIME: Tuesday, May 25, 2021 04:00 PM, Pacific Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/FNWB for more details
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints the Board of Directors of First Northwest Bancorp (“First Northwest”), and each of them, to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held on May 25, 2021 at 4:00 p.m. (Pacific Time), virtually via the internet at www.proxydocs.com/FNWB. To access the virtual meeting, you must have the information that is printed in the shaded bar located above.
The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 15, 2021 and the 2020 Annual Report to Shareholders.
This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted in accordance with the recommendations of our Board of Directors on the reverse side. If any other business is presented at the annual meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.
Notice to Participants in the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) and First Federal Savings & Loan Association of Port Angeles 401(k) Plan (“401(k) Plan”): Please be advised that each participant will be entitled to vote those shares allocated to his or her account. This proxy when properly executed will be voted as specified therein. If this voting instruction card is not properly completed and signed or if it is not timely received by the designated tabulator, shares allocated to a participant will be voted as follows: 401(k) Plan shares will be voted by the Trustee as directed by the Plan Administrator, and ESOP shares will be voted by the Trustee in the same proportion as shares for which the Trustee has received voting instructions. The proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for the shares in the foregoing plans is Friday, May 21, 2021 at 4:00 p.m. (Pacific Time).
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

First Northwest Bancorp
Annual Meeting of Shareholders
Please make your marks like this: X Use dark black pencil or pen only
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1; FOR PROPOSALS 2, 3, AND 5; AND FOR ONE YEAR ON PROPOSAL 4.
PROPOSAL
1. Election of one director to serve a one-year term and three directors to each serve a three-year term.
1.01 Sherilyn G. Anderson for a one-year term
1.02 David A. Blake for a three-year term
1.03 Craig A. Curtis for a three-year term
1.04 Norman J. Tonina, Jr. for a three-year term
2. Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp, which includes declassification of the Board of Directors to provide for annual#P6# re-election of all Directors.
3. An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in the Proxy Statement.
4. An advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two, or three years.
5. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.
YOUR VOTE
FOR WITHHOLD
FOR AGAINST ABSTAIN
1YR 2YR 3YR ABSTAIN
FOR AGAINST ABSTAIN
FOR FOR FOR FOR
FOR
FOR
1 YEAR FOR
You must register to attend the meeting online and/or participate at www.proxydocs.com/FNWB
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date

P.O. BOX 8016, CARY, NC 27512-9903
Important Notice Regarding the Availability of Proxy Materials for First Northwest Bancorp
Shareholders Meeting to be held on May 25, 2021 For Shareholders as of March 26, 2021
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials go to: www.proxydocs.com/FNWB
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
CONTROL NUMBER
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/FNWB
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If is you no charge want to to receive you for a requesting paper or e-mail a copy. copy In order of the to proxy receive material, a paper you package must request in time one. for this There year’s shareholder meeting, you must make this request on or before May 14, 2021.
To order paper materials, use one of the following methods.
INTERNET www.investorelections.com/FNWB
TELEPHONE (866) 648-8133
* E-MAIL paper@investorelections.com
When requesting via the internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.
First Northwest Bancorp Meeting Information
Meeting Materials: Notice of Meeting and Proxy Statement and Annual Report or Form 10-K Meeting Type: Annual Meeting of Shareholders Date: Tuesday, May 25, 2021 Time: 4:00 PM, Pacific Time Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/FNWB for more details
You must register to attend the meeting online and/or participate at the web address indicated.
SEE REVERSE FOR FULL AGENDA
Copyright © 2021 Mediant Communications Inc. All Rights Reserved

First Northwest Bancorp
Annual Meeting of Shareholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1; FOR PROPOSALS 2, 3, AND 5; AND FOR ONE YEAR ON PROPOSAL 4.
PROPOSAL
1. Election of one director to serve a one-year term and three directors to each serve a three-year term. 1.01 Sherilyn G. Anderson for a one-year term
1.02 David A. Blake for a three-year term
1.03 Craig A. Curtis for a three-year term 1.04 Norman J. Tonina, Jr. for a three-year term
2. Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp, which includes declassification of the Board of Directors to provide for annual re-election of all Directors.
3. An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in the Proxy Statement.
4. An advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two, or three years.
5. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2021.